Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
I.C. Isaacs & Company, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-63871, 333-46916 and 333-117735), as amended, and in the I.C. Isaacs & Company, Inc. 2005 Annual Report to Shareholders, of our reports dated February 23, 2005, relating to the consolidated financial statements, and schedule, which appears in this Annual Report on Form 10-K.

                                                                BDO Seidman, LLP

Bethesda, Maryland
March 30, 2005

                                      F-23